EXHIBIT 4






                                                        Counterpart No. 29 of 40


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                       BALTIMORE GAS AND ELECTRIC COMPANY

                                       TO

                         BANKERS TRUST COMPANY, Trustee


                                 ---------------


                             SUPPLEMENTAL INDENTURE


               Supplementing Deed of Trust dated February 1, 1919

               as subsequently supplemented, amended and restated
                                 ---------------


                                    TO SECURE


                                  $125,000,000


              Remarketed Floating Rate Series due September 1, 2006


                         First Refunding Mortgage Bonds


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

SUPPLEMENTAL INDENTURE, made as of the fifteenth day of June in the year nineteen hundred and ninety-six, for convenience of reference, and effective from the time of execution and delivery hereof, by and between BALTIMORE GAS AND ELECTRIC COMPANY (name changed from CONSOLIDATED GAS ELECTRIC LIGHT AND POWER COMPANY OF BALTIMORE on April 4, 1955), a corporation duly created and organized under the law of the State of Maryland, hereinafter called the "Company," party of the first part, and BANKERS TRUST COMPANY, a corporation duly created and organized under the law of the State of New York, having its principal office and place of business at Four Albany Street, Borough of Manhattan, The City of New York, hereinafter called the "Trustee," party of the second part.

      WHEREAS, The Company heretofore duly executed, acknowledged and delivered to the Trustee an indenture of mortgage or deed of trust dated February 1, 1919 (which as subsequently amended, supplemented and/or restated is hereinafter called the "Refunding Mortgage") which Refunding Mortgage is hereby referred to and made a part hereof as fully as if herein recited at length, and the several corporations, mortgages or deeds of trust, indentures, bonds, notes, securities and stocks referred to in the Refunding Mortgage are, when hereinafter referred to, sometimes referred to by the short names by which they are referred to in the Refunding Mortgage, and the several words, terms and expressions particularly defined or construed in the Refunding Mortgage, in Section 4 or
Section 5 of Article XI thereof or elsewhere, when used in this supplemental indenture are used as so defined or construed in the Refunding Mortgage; and

      WHEREAS,  By the Refunding Mortgage it is among other things provided,  in
Section 9 of Article III thereof, that from time to time the Company, when authorized by a resolution of its Board of Directors, and the Trustee may, subject to the provisions of the Refunding Mortgage, execute, acknowledge and deliver indentures supplemental thereto, which thereafter shall form a part thereof, for the purpose (among others) of conveying, assuring or confirming to, or vesting in, the Trustee additional property now owned or hereafter acquired pursuant to Section 7 of Article I or Section 2 of Article III of the Refunding Mortgage, adding to the covenants of the Company in the Refunding Mortgage for the protection of the holders of the Securities, making provisions for the redemption before maturity of any bonds thereafter to be issued thereunder, or making such provision, not inconsistent with the Refunding Mortgage, as may be necessary or desirable with respect to matters or questions arising thereunder; and

      WHEREAS, The Company has determined to issue additional bonds under and pursuant to the provisions of the Refunding Mortgage and has determined to execute, acknowledge and deliver this indenture, supplemental to the Refunding Mortgage and hereafter to form a part thereof, for the purpose of conveying,

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

assuring or confirming to, or vesting in, the Trustee additional property now owned or hereafter acquired pursuant to Section 7 of Article I or Section 2 of
Article III of the Refunding Mortgage, adding to the covenants of the Company in the Refunding Mortgage for the protection of the holders of the Securities, making provisions for the redemption before maturity of bonds hereafter to be issued under the Refunding Mortgage, and making such other provision, not inconsistent with the Refunding Mortgage, as may be necessary or desirable with respect to matters or questions arising thereunder, and the Company and the Trustee are willing so to execute, acknowledge and deliver this supplemental indenture for the purposes aforesaid; and

      WHEREAS, Resolutions of the Board of Directors of the Company authorizing the execution, acknowledgment and delivery of this supplemental indenture and the issuance, certification and delivery of First Refunding Mortgage Bonds under and pursuant to the provisions of the Refunding Mortgage, as so supplemented by this supplemental indenture, were duly adopted.

      NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That, in order to secure the payment of the principal of and interest on all such bonds at any time issued and outstanding under the Refunding Mortgage, according to their tenor and effect, and to secure the performance of all the covenants and conditions contained in the Refunding Mortgage as supplemented by this supplemental indenture, and to declare the terms and conditions upon which said bonds are issued, or to be issued, and secured under the Refunding Mortgage, Baltimore Gas and Electric Company, the party of the first part, in consideration of the premises and of the purchase of such bonds by the holders thereof, and of the sum of one dollar, lawful money of the United States of America, to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, has executed and delivered these presents and hereby ratifies, approves and confirms the Refunding Mortgage in all respects as fully as if all the terms, provisions, covenants and conditions thereof were herein again set forth at length, as supplemented hereby, and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and granted a security interest therein, and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm, and grant a security interest therein unto Bankers Trust Company, party of the second part, and unto its successors and assigns forever, all and singular the premises, property and franchises of the Company other than as excepted in the Refunding Mortgage, now owned or hereafter acquired in Maryland or Pennsylvania.

      TOGETHER with all the rights, privileges and appurtenances to any of said premises, property and franchises belonging or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues, income and profits thereof, and all the estate, right, title and interest which the Company now

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

has or may hereafter acquire therein or thereto or in or to any part thereof.

      TO HAVE AND TO HOLD, All and singular the said premises, property and franchises, appurtenances, rents, issues, income and profits hereby conveyed, transferred, assigned and confirmed, or intended so to be, unto the Trustee, its successors and assigns, forever.

      IN TRUST, NEVERTHELESS, For the equal and proportionate benefit and security of all holders of the bonds and interest obligations issued or to be issued under the Refunding Mortgage, and for the enforcement of the payment of said bonds and interest obligations when payable and the performance of and compliance with the covenants and conditions of the Refunding Mortgage as supplemented by this supplemental indenture, without preference, priority or distinction, as to lien or otherwise of any series of bonds over any other series of bonds, or of any one bond over any other bonds, by reason of priority in the issue or negotiation thereof or otherwise, so that each and every bond issued or to be issued under the Refunding Mortgage or secured thereby shall have the same right, lien and privilege under the Refunding Mortgage as supplemented by this supplemental indenture, and so that the principal and interest of every such bond, subject to the terms of the Refunding Mortgage as so supplemented, be equally and proportionately secured thereby as if all had been duly made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Refunding Mortgage, it being intended that the lien and security of the Refunding Mortgage shall take effect from the date of the execution and delivery thereof without regard to the time of such actual issue, sale or disposition of said bonds, and as though upon said date all of said bonds had been actually issued, sold and delivered to, and were in the hands of, holders thereof for value.

      AND IT IS HEREBY FURTHER COVENANTED AND DECLARED, That all such bonds are issued and certified and delivered, or to be issued and certified and delivered, and the mortgaged premises and property are to be held by the Trustee, subject to the further covenants, conditions, uses and trusts in the Refunding Mortgage, as supplemented by this supplemental indenture, set forth, and it is agreed and covenanted by the Company with the Trustee and the respective holders from time to time of bonds issued under the Refunding Mortgage as follows, viz:

      1. As supplemented hereby, each and all of the terms, provisions, covenants, conditions, uses and trusts set forth in that portion of the Refunding Mortgage beginning with and including the words "Article I. Issue and Appropriation of Bonds," and continuing to the end of the Refunding Mortgage, are hereby expressly ratified, approved and confirmed, as fully and with the same force and effect as if the same were herein again set forth at length, provided, however, that no provision of this Supplemental Indenture is intended to reinstate any provisions in

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

the Refunding Mortgage which were amended and superseded by the amendments to the Trust Indenture Act of 1939 effective as of November 15, 1990.

      2. One series of bonds to be issued under and secured by the Refunding Mortgage shall be designated as Remarketed Floating Rate Series due September 1, 2006, First Refunding Mortgage Bonds (hereinafter called "bonds of the Designated Series" or "Remarketed New Bonds"). Bonds of the Designated Series shall be issued only as registered bonds in denominations of one thousand dollars and multiples thereof. Bonds of the Designated Series may be exchanged for a like aggregate principal amount of bonds of the Designated Series of other denominations. Each bond of the Designated Series shall be dated the date of its authentication, shall mature September 1, 2006, shall be payable as to principal and interest in lawful money of the United States of America which shall be legal tender at the time such payment becomes due, at the principal office of Bankers Trust Company (or its successor in trust), in the Borough of Manhattan, in The City of New York, or at such other institutions as designated by the Company, provided, however, that each installment of interest may be paid by mailing checks, or by wire transfers, for such interest payable to the order of the person entitled thereto to the registered address of such person as it appears on the books of the Company.

      Interest on the Remarketed New Bonds shall accrue from and include June 24, 1996 (the "Issue Date"), and shall initially be payable quarterly in arrears beginning September 3, 1996, and on December 1, 1996, March 1, 1997, June 1, 1997, and September 1, 1997. The initial interest period will be from and include the Issue Date to but excluding September 1, 1997 (the "Initial Interest Period"). The interest rate on the Remarketed New Bonds during the Initial Interest Period will be: (i) a fixed rate established on June 24, 1996 for the period from and including June 24, 1996, to but excluding September 3, 1996, equal to LIBOR determined in accordance with the following formula:

     a + ((x/y)*(b-a)) where:

     a = LIBOR with an Index Maturity of 2 months b = LIBOR with an Index Maturity of 3 months x = the actual number of days from and including June 24,
          1996 to but excluding September 3, 1996 minus 60 days y = thirty days and (ii) from September 3, 1996, to but excluding September 1, 1997, the interest rate will reset quarterly on September 3, 1996, December 1, 1996, March 1, 1997 and June 1, 1997 based on LIBOR with an Index Maturity of 3 months as described below. For each Interest Period thereafter (which is the annual period from and including September 1 to but excluding the following September 1 in each year following the Initial Interest Period), the remarketing agent will reset the Base Rate (which will be either LIBOR or the Federal Funds Rate), the Spread, the Interest Reset Dates, Index Maturity (each as defined herein), and the interest payment dates for such Remarketed New Bonds all in accordance with the Remarketing Procedures described herein.

      Each Remarketed New Bond will bear interest from its Issue Date, pursuant to the interest rate formula determined in accordance with the Remarketing Procedures, until the principal thereof is paid or duly made available for payment. Interest payments on Remarketed New Bonds will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (from and including the Issue Date, if no interest has been paid or duly made available for payment) to but excluding the applicable interest payment date or the Maturity Date, as the case may be.

      Each Remarketed New Bond will bear interest at the rate determined by reference to the applicable Base Rate plus or minus the applicable Spread. The "Spread" is the number of basis points to be added to or subtracted from the related Base Rate applicable to such Remarketed New Bond. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related Base Rate will be calculated. The interest rate with respect to each Base Rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day shall be (i) if such day is an Interest Reset Date (as defined herein), the interest rate determined as of the Interest Determination Date (as defined herein) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date.

      Interest on Remarketed New Bonds will be determined by reference to the applicable Base Rate, which will, as described below, be either (i) the Federal Funds Rate, or (ii) LIBOR. As specified in the Remarketing Procedures described herein, the remarketing agent will specify whether the rate of interest for a subsequent Interest Period will be reset daily, weekly, monthly, quarterly, semi-annually or annually on a date set by the remarketing agent (each, an "Interest Reset Date"). If any Interest Reset Date for any Remarketed New Bond would otherwise be a day that is not a business day, such Interest Reset Date will be postponed to the next succeeding business day, except that in the case of a Remarketed New Bond as to which LIBOR is the Base Rate and such business day falls in the next succeeding calendar month, such Interest Reset Date will be the immediately preceding business day.

      The interest rate applicable to each Interest Reset Date will be the rate determined as of the applicable Interest Determination Date on or prior to the Calculation Date (as hereinafter defined). Unless otherwise specified by the

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

remarketing agent during the Base Rate and Spread Adjustment Period (as hereinafter defined), the "Interest Determination Date" with respect to the Federal Funds Rate will be the business day immediately preceding the applicable Interest Reset Date; and the "Interest Determination Date" with respect to LIBOR will be the second London business day immediately preceding the applicable Interest Reset Date.

      The interest rate on the Remarketed New Bonds will in no event be higher than the maximum rate permitted by applicable law.

     The interest payment date for the applicable Interest Period will be specified in accordance with the Remarketing Procedures. If any interest payment date other than the Maturity Date for any Remarketed New Bond would otherwise be a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that in the case of a Remarketed New Bond as to which LIBOR is an applicable Base Rate and such business day falls in the next succeeding calendar month, such interest payment date will be the immediately preceding business day. If the Maturity Date of a Remarketed New Bond falls on a day that is not a business day, the required payment of principal, premium, if any, and interest will be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding business day.

     All percentages resulting from any calculation on Remarketed New Bonds will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards (e.g., 9.876545% (or
 .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on Remarketed New Bonds will be rounded to the nearest cent.

      With respect to each Remarketed New Bond, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day in the applicable Interest Payment Period. The interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360.

      Bankers Trust Company has been appointed the "Calculation Agent. " Upon request of the holder of any Remarketed New Bond, the Calculation Agent will disclose the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to such Remarketed New Bond. The "Calculation Date, " if applicable, pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if

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

such day is not a business day, the next succeeding business day or (ii) the business day immediately preceding the applicable interest payment date or the Maturity Date, as the case may be.

      Each Base Rate shall be calculated in accordance with the following provisions:

     Federal Funds Rate. "Federal Funds Rate" means, with respect to any Interest Determination Date relating to a Remarketed New Bond for which the interest rate is determined with reference to the Federal Funds Rate (a "Federal Funds Rate Interest Determination Date"), the rate on such date for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date as published in Composite Quotations under the heading
"Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Rate Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York (which may include the Calculation Agent or its affiliates) selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Interest Determination Date; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

      LIBOR. "LIBOR" means the rate determined in accordance with the following provisions:

     (i) With respect to any Interest Determination Date relating to a Remarketed New Bond for which the interest rate is determined with reference to LIBOR (a "LIBOR Interest Determination Date"), LIBOR will be the rate for deposits in U.S. dollars having the applicable Index Maturity, commencing on such Interest Reset Date, that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Interest Determination Date. If no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

      (ii) With respect to a LIBOR Interest Determination Date on which no rate appears on Telerate Page 3750 as specified in clause (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the applicable Index Maturity, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest
Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York, on such LIBOR Interest Determination Date by three major banks selected by the Calculation Agent for loans in U.S. dollars to leading European banks, having the applicable Index Maturity and in a principal amount that is representative for a single transaction in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

      "Telerate Page 3750" means the display on the Dow Jones Telerate Service designated as Page 3750 (or any successor service) for the purpose of displaying the London interbank rates of major banks for U.S. dollar deposits.

REMARKETING PROVISIONS

           The Remarketed New Bonds will be remarketed annually until maturity or redemption on September 1 of each year beginning September 1, 1997 (the
"Annual Remarketing Date") in accordance with the following remarketing procedures (the "Remarketing Procedures"). Each remarketing will take place over a 45-day period consisting of a Base Rate and Spread Adjustment Period (30-45 calendar days prior to each Annual Remarketing Date), Tender Period (15-30 calendar days prior to each Annual Remarketing Date) and a Remarketing Period (10-15 calendar days prior to each Annual Remarketing Date).

          Base Rate And Spread Adjustment Period
          --------------------------------------
          During the Base Rate and Spread Adjustment Period, the remarketing agent, will, after canvassing the market and considering prevailing market conditions, establish the Base Rate and Spread (the "Applicable Interest Rate") and the reset and payment frequency for the subsequent Interest Period. By 10:00 a.m. on the 30th day prior to the Annual Remarketing Date (or if such day is not a business day in The City of New York and the City of Baltimore, the business day immediately preceding such day), the remarketing agent shall deliver to the Trustee and the Company an officer's certificate establishing the Applicable Interest Rate, interest payment dates, Interest Reset Dates and other relevant terms for such subsequent Interest Period. If the remarketing agent fails to deliver timely such officer's certificate, the Applicable Interest Rate in effect for the subsequent Interest Period will be that in effect during the immediately preceding Interest Period.

           Tender Period
           -------------
           During the Tender Period, the recordholder of such Remarketed New Bonds must notify the remarketing agent of its election either (i) to tender some or all of the principal amount thereof or (ii) to hold some or all of the principal amount of such Remarketed New Bonds for the next Interest Period, provided that such election may be made only with respect to a principal amount of $1,000 or a greater integral multiple thereof.

           Recordholders who fail to elect to tender some or all of the principal amount of their Remarketed New Bonds or fail to elect to hold such principal amount for a new Interest Period shall, if a remarketing has occurred, be deemed to have elected to continue to hold all of such untendered principal amount for the succeeding Interest Period and the interest rate thereon will automatically be reset to the new Applicable Interest Rate. ANY NOTICE GIVEN TO THE REMARKETING AGENT TO TENDER OR HOLD REMARKETED NEW BONDS IS IRREVOCABLE.

           Remarketing Period
           ------------------
           During the Remarketing Period, the remarketing agent will attempt, on a best efforts basis, to remarket the tendered Remarketed New Bonds at a price of 100% of the aggregate principal amount so tendered. There is no assurance that the remarketing agent will be able to remarket the entire principal amount of Remarketed New Bonds tendered in a remarketing.

           In the event that the remarketing agent is unable to remarket some or all of the tendered Remarketed New Bonds and opts not to purchase the tendered Remarketed New Bonds, the Company will unconditionally repurchase and retire the remaining unsold tendered Remarketed New Bonds at a price of 100% of the principal amount, plus accrued interest, if any, to the Annual Remarketing Date.

      The interest payable on any interest payment date shall be paid to the persons in whose names bonds of the Designated Series were registered at the close of business on the record date (as defined below) for such payment of interest notwithstanding any cancellation of bonds of the Designated Series on any transfer or exchange thereof between such record date and such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date such defaulted interest shall be paid to the persons in whose names bonds of the Designated Series are registered either at the close of business on the subsequent record date fixed for payment of such defaulted interest, or (if no such subsequent record date shall have been fixed) at the close of business on the day preceding the date of payment of such defaulted interest. A subsequent record date for payment of defaulted interest may be established by or on behalf of the Company by notice to holders of bonds of the Designated Series not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used herein shall mean, with respect to any interest payment date, the close of business on the fifteenth day of the calendar month next preceding such interest payment date. The bonds may also be represented by a permanent global bond or bonds, registered in the name of The Depository Trust Company, as depositary (the "Depositary"), or a nominee of the Depositary (each such bond represented by a permanent global bond being referred to herein as a "Book-Entry Bond"). Beneficial interests in Book-Entry Bonds will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depositary's participants. The Company shall not be required to make transfers or exchanges of bonds of the Designated Series during a period of fifteen days preceding the mailing of notice of a partial redemption of bonds of such Series, or to transfer or exchange bonds of the Designated Series, or the portion thereof, which shall have been designated for redemption. Upon thirty days' notice in the manner set forth in Article X, Section 2 of the Refunding Mortgage, bonds of the Designated Series shall be redeemable prior to maturity, as a whole, or in part, at the option of the Company, on any Annual Remarketing Date at 100% of principal amount, if redeemed otherwise than by operation of the sinking fund, and, at any time after July 31, 1999, by operation of the sinking fund provided for by Article X, Section 3 of the Refunding Mortgage, at 100% of principal amount, together, in each case, with accrued interest to the date of redemption.

     3. The recitals of fact contained herein, in the Refunding Mortgage as hereby supplemented, and in the bonds (other than the certificate of authentication of the Trustee on the bonds), shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations to the value of the mortgaged property or any part thereof, or as to the title of the Company thereto, or as to the value or validity of the security afforded thereby and by the Refunding Mortgage, or as to the value or validity of any securities at any time held under the Refunding Mortgage, or as to the validity of this supplemental indenture or the Refunding Mortgage or of the bonds issued thereunder, and the Trustee shall incur no responsibility, except as otherwise provided in the Refunding Mortgage, in respect of such matters.

      4. If and to the extent that any provision of this supplemental indenture limits, qualifies, or conflicts with another provision of the Refunding Mortgage required to be included therein by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control; provided, however that nothing in this supplemental indenture contained shall be so construed as to relieve the Company or the Trustee of any duty or obligation which it would otherwise have to any holder of any bond or bonds heretofore issued under the Refunding Mortgage, or so construed as to grant to the Trustee any rights as against any holder of any bond or bonds heretofore issued under the Refunding Mortgage not granted under said Refunding Mortgage, and no provision in this supplemental indenture contained shall impair any of the rights of any holder of any bond or bonds heretofore issued under the Refunding Mortgage.

     5. All the provisions of this supplemental indenture shall become effective immediately. This supplemental indenture and all the provisions thereof shall form a part of the Refunding Mortgage and all references or mention in the Refunding Mortgage to the Refunding Mortgage or to any of the terms, provisions, covenants, conditions, uses or trusts thereof or the recitals or statements therein or to the recording, filing or refiling thereof, shall be applicable to the terms, provisions, covenants, conditions, uses and trusts of, and the recitals and statements in, this supplemental indenture and the Refunding Mortgage as hereby supplemented, and to the recording, filing and refiling thereof, as fully and with the same force and effect as if all the terms, provisions, covenants, conditions, uses and trusts of, and all the recitals and statements in, the Refunding Mortgage were herein again set forth at length and the entire Refunding Mortgage as hereby supplemented were herein set forth at length as one new instrument.

     IN TESTIMONY WHEREOF, on this seventeenth day of June, 1996, Baltimore Gas and Electric Company has caused these presents to be signed in its corporate name by its President or a Vice President, and its corporate seal to be hereunto affixed, duly attested by its Secretary or an Assistant Secretary; and Bankers Trust Company has also caused these presents to be signed in its corporate name by its President or a Vice President or an Assistant Vice President, and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries.

                                             BALTIMORE GAS AND ELECTRIC COMPANY,

                                                         /s/ C. W. Shivery
                                                   By___________________________
                                                           Vice President

         /s/ T. E. Ruszin, Jr.
Attest____________________________  (Seal)
          Assistant Secretary


STATE OF MARYLAND:
                    }  SS:
County of Baltimore:

      I HEREBY CERTIFY, that on this seventeenth day of June, 1996, before me, the subscriber, a Notary Public of the State of Maryland, in and for the County aforesaid, personally appeared C. W. Shivery, Vice President of Baltimore Gas and Electric Company, and on behalf of the said corporation did acknowledge the foregoing instrument to be the act and deed of Baltimore Gas and Electric Company.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and Notarial Seal on the day and year aforesaid.


                                                            /s/ Ann M. Patek
                                                       -------------------------
                                                             Notary Public

                                                    My Commission expires 1/1/00

         [BANKERS TRUST COMPANY signature on next page]

                                                          BANKERS TRUST COMPANY,

                                                           /s/ Robert Caporale
                                                    By__________________________
                                                              Vice President


           /s/ Shafiq Jadavji
Attest____________________________  (Seal)
          Assistant Treasurer



STATE OF NEW YORK:
                   }  SS:
COUNTY OF NEW YORK:

      I HEREBY CERTIFY, that on this 17th day of June, 1996, before me, the subscriber, a Notary Public of the State of New York, in and for the County of New York aforesaid, personally appeared Robert Caporale, Vice President of Bankers Trust Company, and on behalf of the said corporation did acknowledge the foregoing instrument to be the act and deed of Bankers Trust Company; and at the same time such Vice President, for and on behalf of said corporation, made oath in due form of law that the consideration stated in the foregoing deed of trust is true and bona fide as therein set forth, and also that he is a Vice President and agent of the said Bankers Trust Company, Trustee, grantee in the foregoing instrument and duly authorized to make this affidavit.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and Notarial Seal on the day and year aforesaid.

                                                            /s/ Carol Allen
                                                       -------------------------
                                                             Notary Public

                                             My Commission expires _____________

                                                          CAROL ALLEN
                                                Notary Public, State of New York
                                                         No. 24-492C187
                                                   Qualified in Kings County
                                                   Commission Expires 2-16-98

                            CERTIFICATE OF RESIDENCE


      Bankers  Trust  Company,   Mortgagee  and  Trustee  within  named,  hereby
certifies that its precise residence is Four Albany Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

                                                          BANKERS TRUST COMPANY,

                                                          /s/ Robert Caporale
                                                     By_________________________
                                                             Vice President

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